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                                                                   EXHIBIT 10.11


                           THE DEWOLFE COMPANIES, INC.
                        1993 COMPANY STOCK PURCHASE PLAN

         1. Statement of Purpose. The purpose of this 1993 Company Stock Purchase Plan (the "Plan") is to benefit THE DEWOLFE COMPANIES, INC. (the "Company") through the maintenance and development of its businesses by offering certain present and future key individuals a favorable opportunity to become holders of stock in the Company over a period of years, thereby giving them a permanent stake in the growth and prosperity of the Company and encouraging the continuance of their involvement with the Company and/or its subsidiaries.

         2. Administration. The Plan shall be administered by the Company Stock Purchase Plan Committee (the "Committee"), consisting of not less than two directors of the Company appointed by the Board of Directors, all of whom, to the extent possible, shall be "disinterested" within the meaning of the rules and regulations promulgated under Section 16(b) of the Securities Exchange Act. If no Committee shall be appointed, this Plan shall be administered by the Board of Directors, which Board shall be deemed the Committee for purposes of this Plan. The Committee shall have full and plenary authority to interpret the terms and provisions of the Plan.

         3. Eligibility. Stock purchase awards (-awards"), each such award entitling the recipient thereof to purchase shares of Common Stock of the Company (as herein provided) shall be granted only to key employees of the Company and its subsidiaries, and consultants, (including sales associates, relocation counselors, financial services officers and managers) and advisors of the Company and its subsidiaries (where bona fide services were rendered and such services were not in connection with the offer and sale of securities in a capital raising transaction) but excluding executive officers and directors of the Company and holders of 10% or more of the Company's Common Stock, selected initially and from time to time thereafter by the Committee on the basis of their importance to the business of the Company or its subsidiaries.

         4. Method of Participation. The Committee may grant awards under which a total of not in excess of 150,000 shares of the $.01 par value Common Stock of the Company ("Common Stock") may be purchased from the Company, subject to adjustment as provided in Section 11 hereof. The grant of an award shall be evidenced by a letter written by the President of the Company to the recipient of the award stating the number of shares of Common Stock subject to the award, the period during which the award must be exercised and such other terms and conditions consistent with the terms of this Plan as the Committee may from time to time determine.
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         In the event that an award expires or is terminated or cancelled unexercised as to any shares, such released shares shall be available to be sold by the Company pursuant to future awards. Shares subject to awards may be made available from unissued or reacquired shares of Common Stock.

         Nothing contained in the Plan or in any award granted pursuant thereto shall confer upon any recipient any right to be continued in the employment of the Company or any subsidiary of the Company, or interfere in any way with the right of the Company or its subsidiaries to terminate an employee's employment at any time, or interfere in any way with the right of the Company or its subsidiaries to terminate any consulting or other compensation arrangement between the Company or any subsidiary of the Company, and any consultant (including any sales associate, relocation counselor, financial services officer, manager or advisor) of the Company or such subsidiary.

         5. Purchase Price. The purchase price for shares of the Company's Common Stock which are the subject of an award shall be equal to the fair market value, at the time the award is exercised, of the shares of Common Stock subject to the award. Such fair market value shall be deemed to be the last trading price of the Common Stock on the trading day next preceding the date of exercise of the award except that if the Common Stock is then listed on any national exchange, fair market value shall be the mean between the high and how sales price on the date next preceding the exercise of the award. If shares of the Common Stock shall not have been traded on any national exchange or interdealer quotation system for more than 10 days immediately preceding the date of exercise of the award or if deemed appropriate by the Committee for any other reason, the fair market value of shares of Common Stock shall be determined by the Committee in such other manner as it may deem appropriate. In no event shall the fair market value of any share of Common Stock be less than its par value.

         6. Duration of Options. Increments. and Extensions. Subject to the provisions of Section 8 hereof, each award shall be for a term of not more than twelve months.

         7. Exercise of Stock Purchase Award. An award may be exercised by giving written notice to the Company, attention of the Clerk, specifying the number of shares to be purchased, accompanied by the full purchase price for the shares to be purchased either in cash, by check, through payroll or commission withholding, or, if so approved by the Committee, by a promissory note in a form specified by the Committee and payable to the Company no later than 5 business days after the date of exercise of the award or, if so approved by the Committee, by shares of the Common Stock of the Company, or by a combination of these methods of payment. For this purpose, the per share value of the Common Stock of the Company shall be the fair market value on the date of exercise as computed


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pursuant to Section 5 hereof. The Company may also from time to time elect to reimburse a recipient for the exercise price of an award granted hereunder in the form of a bonus to the extent deemed appropriate by the Committee in consideration of services performed by the recipient-on behalf of the Company. Alternatively, the Company may issue shares directly to participants as a bonus or as additional compensation. Any such direct issuance of shares by the Company as provided in the preceding sentence shall be subject to the right of the Company to elect to reacquire said shares upon termination of the recipient's relationship with the Company as provided in Subsection 8(b) below.

         At the time of exercise of any award, the Company may, if it shall determine it necessary or desirable for any reason, require the recipient as a condition upon the exercise thereof to deliver to the Company a written representation of present intention to purchase the shares for investment and not for distribution. In the event such representation is required to be delivered, an appropriate legend may be placed upon each certificate delivered to the recipient upon his exercise of part or all of the award and a stop transfer order may be placed with the transfer agent. Each award shall also be subject to the requirement that, if at any time the Company determines, in its discretion, that the listing, registration or qualification of the shares subject to the award upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of or in connection with, the issue or purchase of shares thereunder, the award may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

         8. Termination of Relationship. (a) In the event the relationship between the Company and any employee, consultant (including any sales associate, relocation counselor, financial services officer, or manager) or advisor who is the recipient of an award is terminated for any reason such recipient's award shall expire and all rights to purchase shares pursuant thereto shall terminate immediately. Temporary absences because of illness, vacation, approved leaves of absence, and transfers among the Company and its subsidiaries, shall not be considered to terminate the employment or consulting or sales relationship with the recipient or to interrupt continuous employment.

         (b) During the ninety (90) day period immediately following the termination of the relationship between the Company and a recipient who became a participation in this Plan through the direct issuance of shares as a bonus or as additional compensation, the Company shall have the right to elect to repurchase all of such shares, by sending to such recipient at his last known address a notice of such election (the "Repurchase Notice") together with a check representing the repurchase price in an amount equal to the fair market value of such shares (determined as provided in Section 5 above) as of the date of the Repurchase

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Notice. Upon receipt of the Repurchase Notice and check for the repurchase price, the recipient whose shares are being repurchased shall tender to the Company the certificate or certificates, if any, representing the repurchased shares, together with stock powers executed in blank attached thereto. In the event such shares are not evidenced by a certificate or certificates, such shares shall be deemed to have been transferred to the Company as of the date of the Repurchase Notice when a copy of the Repurchase Notice is delivered to and received by the Company's transfer agent.

         9. Withholding Taxes. Whenever the Company is required to issue or transfer shares of Common Stock under the Plan, the Company shall have the right to require the grantee to remit to the Company an amount sufficient to satisfy federal, state and/or local withholding tax requirements (if any) prior to the delivery of any certificate or certificates for such shares. The Company may in its discretion permit a recipient to deliver a promissory note in a form specified by the Company and payable to the Company no later than 5 business days after the date of exercise of an award in payment of any withholding tax requirements of the Company with respect to such exercise. Alternatively, the Company may, in its discretion, issue or transfer such shares of Common Stock net of the number of shares sufficient to satisfy the withholding tax requirements. For withholding tax purposes, the shares of Common Stock shall be valued on the date the withholding obligation is incurred.

         10. Non-Transferability of Awards. No award shall be transferable by the recipient, and each award shall be exercisable only by the recipient.

         11. Adjustment. The number of shares subject to the Plan and to awards granted under the Plan shall be adjusted as follows: (a) in the event that the number of outstanding shares of Common Stock of the Company is changed by any stock dividend, stock split or combination of shares, the number of shares subject to the Plan and to awards granted thereunder shall be proportionately adjusted; (b) in the event of any merger, consolidation or reorganization of the Company with any other corporation or corporations, there shall be substituted, on an equitable basis as determined by the Committee, for each share of Common Stock then subject to the Plan, whether or not at the time subject to outstanding awards, the number and kind of shares of Stock or other securities to which the holders of shares of Common Stock of the Company will be entitled pursuant to the transaction; and (c) in the event of any other relevant change in the capitalization of the Company, the Committee shall provide for an equitable adjustment in the number of shares of Common Stock then subject to the Plan, whether or not then subject to outstanding awards. In the event of any such adjustment, the purchase price per share shall be proportionately adjusted.


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         12. Termination and Amendment of Plan. This Plan shall terminate ten years from the effective date of this Plan, and an award shall not be granted under the Plan after that date. The Plan may at any time or from time to time be terminated, modified, or amended by Board of Directors of the Company. In no event shall any amendment of the Plan (i) change or impair any awards previously granted without the consent of the recipient, or (ii) extend the term of the Plan.

         13. Effect on Other Plans. Nothing contained in this Plan shall be deemed to interfere or affect in any way the ability of an eligible recipient of awards under this Plan to participate in stock option plans or other stock purchase plans adopted or sponsored by the Company. Participation in the Stock Purchase Plan of the DeWolfe Companies, Inc. shall not be deemed to constitute participation in this 1993 Company Stock Purchase Plan.

         14. Effective Date. This 1993 Company Stock Purchase Plan as originally adopted, became effective as of May 10, 1993. The plan was amended by the Board of Directors of the Company and became effective, as amended, on May 14, 1996.